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As filed with the Securities and Exchange Commission on April 12, 2018.

Registration No. 333-223872

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pivotal Software, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	94-3094578 (I.R.S. Employer Identification Number)

875 Howard Street, Fifth Floor
San Francisco, California 94103
(415) 777-4868
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Robert Mee
Chief Executive Officer
Pivotal Software, Inc.
875 Howard Street, Fifth Floor
San Francisco, California 94103
(415) 777-4868
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Alan F. Denenberg Sarah K. Solum Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000	Andrew M. Cohen General Counsel Christopher Ing Associate General Counsel Pivotal Software, Inc. 875 Howard Street, Fifth Floor San Francisco, California 94103 (415) 777-4868	Jeffrey R. Vetter James D. Evans Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2 is being filed for the purpose of filing Exhibits 1.1, 3.1, 3.2, 4.1, 10.1, 10.10, 10.11, 10.12, 10.14 and 10.15 and refiling Exhibit 21.1 to the Registration Statement (Registration No. 333-223872). No changes or additions are being made hereby to the prospectus constituting Part I of the Registration Statement or to Item 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such prospectus and Items 13, 14, 15 and 17 of Part II have not been included in this Amendment No. 2.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

        The following exhibits are filed as part of this registration statement:

Exhibit Number		Description
1.1		Form of Underwriting Agreement
3.1		Form of Amended and Restated Certificate of Incorporation of Pivotal Software, Inc. (the "Company"), to be in effect prior to the closing of this offering
3.2		Form of Amended and Restated Bylaws of the Company, to be in effect prior to the closing of this offering
4.1		Form of Class A Common Stock Certificate
5.1	**	Opinion of Davis Polk & Wardwell LLP
10.1		Form of Amended and Restated Shareholders' Agreement, among certain stockholders and the Company, to be in effect prior to the closing of this offering
10.2	†**	Amended and Restated 2013 Stock Plan of the Company
10.3	†**	Form of Non-Qualified Stock Option Agreement pursuant to the 2013 Stock Plan of the Company
10.4	†**	Form of Indemnification Agreement, between the Company and its directors and executive officers
10.5	†**	Form of Change in Control Severance Agreement, between the Company and its executive officers, as currently in effect
10.6	**	Form of Amended and Restated Agent Agreement, between the Company and EMC Corporation
10.7	**	Third Restated Agency Agreement, between the Company and VMware, Inc., dated March 20, 2018
10.8	†**	Fiscal Year 2018 Executive Incentive Program of the Company
10.9	**	Tax Sharing Agreement, between the Company and Dell Technologies Inc., EMC Corporation and their respective affiliates, dated February 8, 2017
10.10		Form of Master Transaction Agreement, between the Company and Dell Technologies Inc., to be in effect prior to the closing of this offering
10.11		Form of Shared Services Agreement, between the Company and Dell Inc.
10.12		Form of Employee Matters Agreement, between the Company, VMware, Inc. and Dell Inc.
10.13	†**	2018 Equity Incentive Plan of the Company
10.14	†	Form of Restricted Stock Unit Agreement for U.S. Participants pursuant to the 2018 Equity Incentive Plan of the Company
10.15	†	Form of Non-Qualified Stock Option Agreement for U.S. Participants pursuant to the 2018 Equity Incentive Plan of the Company
10.16	†**	Employee Stock Purchase Plan of the Company
10.17	†**	Director Compensation Policy of the Company

Exhibit Number		Description
21.1		Significant Subsidiaries of the Company
23.1	**	Consent of Independent Registered Public Accounting Firm
23.2	**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	**	Power of Attorney

†
Indicates management contract or compensatory plan.

**
Previously filed.

 EXHIBIT INDEX

Exhibit Number		Description
1.1		Form of Underwriting Agreement

3.1		Form of Amended and Restated Certificate of Incorporation of Pivotal Software, Inc. (the "Company"), to be in effect prior to the closing of this offering

3.2		Form of Amended and Restated Bylaws of the Company, to be in effect prior to the closing of this offering

4.1		Form of Class A Common Stock Certificate

5.1	**	Opinion of Davis Polk & Wardwell LLP

10.1		Form of Amended and Restated Shareholders' Agreement, among certain stockholders and the Company, to be in effect prior to the closing of this offering

10.2	†**	Amended and Restated 2013 Stock Plan of the Company

10.3	†**	Form of Non-Qualified Stock Option Agreement pursuant to the 2013 Stock Plan of the Company

10.4	†**	Form of Indemnification Agreement, between the Company and its directors and executive officers

10.5	†**	Form of Change in Control Severance Agreement, between the Company and its executive officers, as currently in effect

10.6	**	Form of Amended and Restated Agent Agreement, between the Company and EMC Corporation

10.7	**	Third Restated Agency Agreement, between the Company and VMware, Inc., dated March 20, 2018

10.8	†**	Fiscal Year 2018 Executive Incentive Program of the Company

10.9	**	Tax Sharing Agreement, between the Company and Dell Technologies Inc., EMC Corporation and their respective affiliates, dated February 8, 2017

10.10		Form of Master Transaction Agreement, between the Company and Dell Technologies Inc., to be in effect prior to the closing of this offering

10.11		Form of Shared Services Agreement, between the Company and Dell Inc.

10.12		Form of Employee Matters Agreement, between the Company, VMware, Inc. and Dell Inc.

10.13	†**	2018 Equity Incentive Plan of the Company

10.14	†	Form of Restricted Stock Unit Agreement for U.S. Participants pursuant to the 2018 Equity Incentive Plan of the Company

10.15	†	Form of Non-Qualified Stock Option Agreement for U.S. Participants pursuant to the 2018 Equity Incentive Plan of the Company

10.16	†**	Employee Stock Purchase Plan of the Company

10.17	†**	Director Compensation Policy of the Company

21.1		Significant Subsidiaries of the Company

23.1	**	Consent of Independent Registered Public Accounting Firm

23.2	**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

Exhibit Number		Description
24.1	**	Power of Attorney

†
Indicates management contract or compensatory plan.

**
Previously filed.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 12th day of April, 2018.

PIVOTAL SOFTWARE, INC.
By:	/s/ ROBERT MEE
	Name:	Robert Mee
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT MEE Robert Mee	Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2018
/s/ CYNTHIA GAYLOR Cynthia Gaylor	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 12, 2018
* Paul Maritz	Chairman of the Board	April 12, 2018
* Michael S. Dell	Director	April 12, 2018
Zane Rowe	Director	, 2018
* Egon Durban	Director	April 12, 2018
* William D. Green	Director	April 12, 2018
* Marcy S. Klevorn	Director	April 12, 2018

Signature		Title	Date

* Khozema Z. Shipchandler		Director	April 12, 2018
*By:	/s/ ANDREW COHEN Andrew Cohen Attorney-in-Fact

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules
EXHIBIT INDEX
SIGNATURES